UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 18, 2019

ENLINK MIDSTREAM, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-36336	46-4108528
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1722 ROUTH STREET, SUITE 1300 DALLAS, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 953-9500

(Former name or former address, if changed since last report)

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE SECURITIES EXCHANGE ACT OF 1934:

Title of Each Class	Symbol	Name of Exchange on which Registered
Common Units Representing Limited Liability Company Interests	ENLC	The New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company            ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2019, the Board of Directors (the “Manager Board”) of EnLink Midstream Manager, LLC (the “Manager”), the managing member of EnLink Midstream, LLC (“ENLC”), upon the recommendation of the Governance and Compensation Committee of the Manager Board (the “Committee”) approved (i) a new form of amended and restated severance agreement (the “2019 Severance Agreement”) and (ii) a new form of amended and restated change of control agreement (the “2019 CIC Agreement”), in each case, to be entered into between EnLink Midstream Operating, LP (“EnLink Midstream Operating”), a subsidiary of ENLC, and certain of its employees. EnLink Midstream Operating anticipates that it will enter into the 2019 Severance Agreement and the 2019 CIC Agreement with certain of its employees, including the Manager’s named executive officers. Each of the Manager’s named executive officers is a party to (A) an amended and restated severance agreement that was previously approved by the Manager Board and the Board of Directors (the “GP Board”) of EnLink Midstream GP, LLC, the general partner of EnLink Midstream Partners, LP, on October 31, 2014 (the “Predecessor Severance Agreement”), and (B) an amended and restated change in control agreement that was previously approved by the Manager Board and the GP Board on June 12, 2015 (the “Predecessor CIC Agreement”), each of which will be either amended and restated, or terminated and replaced, as the case may be, with the 2019 Severance Agreement and 2019 CIC Agreement, respectively.

The 2019 Severance Agreement amends the Predecessor Severance Agreement to provide for: (i) additional circumstances under which the employment of the applicable individual (the “Individual”) may be involuntarily terminated for Cause (as defined in the 2019 Severance Agreement), including the Individual’s (A) failure to comply with a valid, legal and material directive of the Manager Board or EnLink Midstream Operating, (B) embezzlement, misappropriation or fraud, and (C) material breach of a material obligation; (ii) additional circumstances in which the Individual’s employment may be voluntarily terminated by the Individual for Good Reason (as defined in the 2019 Severance Agreement), including EnLink Midstream Operating’s material breach of a material obligation; (iii) a prohibition on the Individual’s target bonus percentage that is assigned to the Target Bonus (as defined in the 2019 Severance Agreement) being materially reduced during his or her employment or thereafter if his or her termination therefrom occurs for any reason other than an involuntary termination for Cause or voluntary termination without Good Reason; (iv) additional details regarding the scope of the Individual’s covenants not to solicit the customers or employees of ENLC and its subsidiaries; and (v) the circumstances in which the Manager Board, the Committee (as defined in the 2019 Severance Agreement), and, when applicable, the Chief Executive Officer of the Manager can make determinations on behalf of EnLink Midstream Operating in connection with the 2019 Severance Agreement, including determinations with respect to (A) the reason for the Individual’s termination of employment, (B) placing the Individual on paid leave pending a determination on whether to terminate his or her employment for Cause, (C) the selection of an Accounting Firm (as defined in the 2019 Severance Agreement) to evaluate the effect of certain tax rules on the benefits described in the 2019 Severance Agreement, and (D) the exercise of any clawback, repayment, or similar remedy against the Individual under the 2019 Severance Agreement.

The 2019 CIC Agreement amends the Predecessor CIC Agreement (i) to modify the definition of “Change in Control” to reflect changes to ENLC’s corporate structure and ownership that have occurred since the approval of the Predecessor CIC Agreement and (ii) to reflect substantially similar modifications to those described in clauses (i) – (v) of the immediately preceding paragraph in respect of the 2019 Severance Agreement.

The foregoing description of the 2019 Severance Agreement and the 2019 CIC Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the 2019 Severance Agreement and the 2019 CIC Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Form of EnLink Midstream Operating, LP Amended and Restated Severance Agreement.

10.2	—	Form of EnLink Midstream Operating, LP Amended and Restated Change in Control Agreement.

104	—	Cover Page Interactive Data File.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENLINK MIDSTREAM, LLC

	By:	EnLink Midstream Manager, LLC,
its Managing Member

Date: September 20, 2019	By:	/s/ Eric D. Batchelder
Eric D. Batchelder
Executive Vice President and Chief Financial Officer

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